UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01	Other Events.

On June 14, 2013, InterMune, Inc. (“InterMune”) announced that the Board of the Italian Drug Agency (“AIFA”), the national authority responsible for drug regulation in Italy, has approved the pricing and reimbursement conditions for Esbriet® (pirfenidone), and that the agreement has been published in the Gazzetta Ufficiale della Repubblica Italiana (Official Gazette of the Italian Republic), the official journal of record of the Italian Government.

The gross ex-factory price of Esbriet in Italy will be €32,994, or approximately $44,000, per patient, per year. In addition, pharmaceutical products in Italy are subject to the mandatory national discount of 9.75%. Reimbursement for Esbriet will be provided under a risk-sharing arrangement, similar to the “Payment for Performance” system already in place for many specialty medicines in Italy. Esbriet will be reimbursed beginning 15 days from the publication date in the Italian Official Gazette, or June 29, 2013; however, full access to patients will require up to three quarters, the time that is currently needed after launch in Italy to address all regional reimbursement procedures.

Previously, on March 1, 2013, InterMune announced that it had reached an agreement regarding the pricing and reimbursement of Esbriet for the treatment of adult patients with mild to moderate idiopathic pulmonary fibrosis (IPF) with AIFA; however, before a new product can be launched in Italy, the publication of the final pricing and reimbursement approval must appear in the Official Gazette of the Italian Republic and InterMune expected the process to take approximately 6 to 12 weeks.

As previously announced, reimbursement for Esbriet will be provided under a risk-sharing arrangement. Patients’ forced vital capacity (“FVC”) will be measured at 6 months post initiation of Esbriet therapy. Patients whose FVC declines, in absolute terms, by 10% or more during the first six-month treatment period will not be eligible for reimbursement and their cost of therapy during their treatment period will be credited to the National Health Care System. InterMune estimates that approximately 15% of patients that initiate therapy will have such an FVC decline.

The availability of Esbriet will mark the first time an approved therapy for IPF has been commercially available to the approximately 6,000 to 9,000 mild-to-moderate patients estimated to be living with IPF in Italy.

For additional information, please also see InterMune’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 4, 2013.

This Report contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that reflect InterMune’s judgment and involve risks and uncertainties as of the date of this release, including without limitation the statements related to InterMune’s expectation regarding its anticipated timing of when Esbriet will be reimbursed and commercially available in Italy; concluding regional reimbursement procedures for Esbriet; the estimated size of the patient population in Italy suffering from IPF; and InterMune’s expectations with respect to the percentage of patients who will suffer a 10% or greater decline in FVC. All forward-looking statements and other information included in this Report are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. InterMune’s actual results could differ materially from those described in InterMune’s forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, those discussed in detail under the heading “Risk Factors” in InterMune’s most recent annual report on Form 10-K filed with the SEC on March 1, 2013 (the “Form 10-K”), its quarterly report on Form 10-Q (the “Form 10-Q”) for the three months ended March 31, 2013, and other periodic reports filed with the SEC, including but not limited to the following: (i) risks related to unexpected regulatory actions or delays or government regulation generally; (ii) risks related to InterMune’s manufacturing strategy, which relies on third-party manufacturers and which exposes InterMune to additional risks where it may lose potential revenue; and (iii) government, industry and general public pricing pressures. The risks and other factors discussed above should be considered only in connection with the fully discussed risks and other factors discussed in detail in the Form 10-K, the Form 10-Q and InterMune’s other periodic reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2013	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman
Executive Vice President of Finance Administration and Chief Financial Officer